Exhibit 99.1
Creating Sustainable Value

2 It’s Great To Be Here … A Little About Me … Professional • CEO of CECO since 2020 • Career Spans Mostly Industrial Companies: Honeywell, Trane, Pentair • Other Work: Management Consulting and Private Equity / Venture Capital • Board Member, NSF Organization • Significant M&A Experience Personal • Family is #1 … Four Active Kids • Enjoy Traveling and Have Lived In Multiple Countries and Numerous States • Active: Golf, Skiing, Watersports, other … • Giving Back to Community / Non-Profits • Mentoring

CECO Environmental *... The Company in 2020 ... And Early Strategy ...*

2020 Portfolio Mix


Fluid Solutions
10%
25%
Industrial Air
65%
Energy Solutions

~ $315M in Revenues

- Well Positioned in Multiple Niche Industries
- 100% Industrial ... Mostly Long-cycle Projects (~80%)
- Two "Large" Segments Enabled Consolidated Dialogue But No Transparency
- Stock Performance Had Lagged
- Portfolio Had Remained Mostly Static with Main Focus on Legacy Energy

Strategic Focus Leaving 2020:

- Add a Strong 3rd Leg
- Expand Shorter-Cycle
- Add Programmatic M&A
- Eliminate Segments

Opportunity to Build:

Leading, global, sustainable industrial environmental solutions company

CECO ENVIRONMENTAL
3

4 CECO Environmental ... A Transformational Journey … 10% 25% 65% ~30% ~40% ~30% 2020 Portfolio Mix Growth 2024 Portfolio Mix 2020 2024TTM $316M Revenue $567M +79% $183M Backlog $390M +113% Shareholder Value 2020 08.22.24 $6.36 Stock Price $27.63 +334% $225M Market Cap $980M +335% Energy Solutions Fluid Solutions Industrial Air Energy Transition Industrial Water Industrial Air ✓Advancing Our Leading Industrial Air Portfolio ✓Building Industrial Water … From “Nothing” in 2020 to ~ 30% in 2024 ✓ Maintaining Our Leadership Position in Energy As The Market Transitions

CECO Environmental ... *100% Providing Environmental Solutions for Industry*

100% Industrial

Diversified Industrials
- General Industrial
- EV Production & Battery
- Beverage Can Production
- Food & Beverage Production
- Metals
- Water / Wastewater
- Semiconductor

Energy Transition / Power
- Power Generation
- Datacenter Power Management
- Midstream Oil & Gas
- Refining Processes
- Petrochemical Processing
- Nuclear & Geothermal
- Carbon Capture

100% Environmental Solutions

- Emission Management
- Thermal Acoustics
- Gas Separation
- Combustion Mgmt
- Carbon Capture
- Cyclonic Solutions

% of Sales Mix


~30%
Energy Transition
~30%
Industrial Water
~40%
Industrial Air

- Water Treatment
- Waste H2O Treatment
- Ultra-Pure H2O
- Produced Water Filter
- Oily Water Separators
- Reverse Osmosis

- Thermal Oxidation
- Silencers
- Wet/Dry Scrubbers
- Mist Removal
- Dust Removal
- Air Flow Management

5

6 Sales, Engineering & Admin Manufacturing & Assembly ❑ ~1,300 Employees worldwide Global HQ: Dallas, TX ❑ ~50% International Sales CECO Environmental ... Serving Global Customers …

7 For Our Employees With a diverse population of over 1,300 employees, we recruit, train, promote and retain top talent to sustain high performance and build sustainable careers For Our Customers Our businesses provide leading, sustainable solutions to solve our customer’s mission critical challenges to ensure their processes are efficient and environmentally sound For Our Investors Our high-performing portfolio of leading businesses in mission critical niche industries drives ongoing organic and inorganic growth which delivers tremendous return on investment and sustainable value creation For the Environment Our sustainable solutions are designed and installed to maximize efficiencies and help protect people, the environment and industrial equipment to meet-or-exceed sustainability goals CECO Environmental ... Creating Sustainable Value …

CECO Environmental ... Mission Critical … 8 We Protect The Environment We minimize our environmental impact and help our global customers do the same We Protect People Solving customer challenges to ensure their employees work in a safe and productive work environment We Protect Industrial Equipment and Improve Processes We help maximize our customer’s investment in their operating systems and optimize their output

CECO Environmental ... Win Right Values … CARRIT Values “At CECO, we like to win! But we want to win the right way. In fact, we would rather lose for the right reasons than win for the wrong reasons. Our Win-Right, CARRIT Values are balanced across how we win and how we do it right. We work hard to ensure these values are reflected in our interactions inside and outside our company – with every constituent.” Todd Gleason, CEO 9

1 0 CECO Environmental ... Structure Aligns with Customers / Markets Industrial Air Industrial Water Separation & Filtration Emissions Business Management Platforms (“Today”) Thermal Acoustics Fluid Bed Cyclones Air Flow Management Fluid Handling Combustion Mgmt (Profire) Timing TBD: • Commercial / Operational P&L • Global Businesses (with Support) • Highly Accountable • Highly Autonomous • Multiple Brands (most) Common Operating Model(s) • Leverage Corporate Services & High Growth Region (HGR) Teams • Leverage India Tech / Engineering • Standard Operating Model • Corporate M&A Management

11 CECO Environmental ... Leverage Core Strengths While Advancing Capabilities • Strong Operating Platforms • Well-Respected Brands in Niche Markets • Some Businesses > 150 Years Old • Advancing Common OpEx, Culture, Talent Programs Current View / Structure Evaluating Next Growth Structure ➢3-4 Strategic Business Groups (SBGs) oNot “Business Segments” ➢Focused SBG Leadership Teams oPortfolio Maximization/Growth/Performance ➢Maintain High Growth Regions ➢Continue to Advance OpEx, Culture, Talent

12 CECO Environmental ... Thanks For Having Me Today … • Very Excited … Profire Is a Great Company • Our Acquisitions Do Not Lose Their Identity • We Invest for Growth • Half Our Acquisitions Have Doubled Their Revenues in 24-36 Months • We Aim to Be “Fast and Good” vs. “Slow and Perfect” • Happy to Answer Any Questions …